SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


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Check the appropriate box:
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      14a-6(e)(2))
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[_]   Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                               AngioDynamics, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

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|X|   No fee required
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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[_]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously paid:
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      (4)   Date Filed:

                               ANGIODYNAMICS, INC.
                              603 Queensbury Avenue
                           Queensbury, New York 12804

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


      I am pleased to give you notice that the 2005 Annual Meeting of Stockholders of AngioDynamics, Inc. will be held at the Hilton New York, New York, New York, on Tuesday, October 11, 2005 at 9:00 a.m., local time. At the annual meeting you will be asked to:

      1. Elect three Class II directors of the Company, each for a term of three years;

      2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 3, 2006; and

      3. Transact such other business as may properly come before the meeting.

      The board of directors has fixed the close of business on August 29, 2005 as the record date for the annual meeting. Only stockholders of record of the Company's common stock on the Company's stock transfer books on the close of business on that date are entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors,

                                             /s/ Gregory J. Champion

                                             Gregory J. Champion, Secretary
                                             Queensbury, New York

Dated: September 8, 2005

      Whether or not you expect to be present at the meeting, you are urged to fill in, date, sign and return the enclosed proxy card in the envelope that is provided, which requires no postage if mailed in the United States.

      If you wish to attend the annual meeting, please check the appropriate box on the enclosed proxy card and return it in the enclosed envelope.

      The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.


                                        TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
PROXY STATEMENT .............................................................................    1
        Introduction ........................................................................    1
        Date, Time and Place ................................................................    1
        Proposals to be Considered ..........................................................    1
        Record Date; Voting Securities ......................................................    2
        Votes Required ......................................................................    2
        Voting of Proxies ...................................................................    2
        Revocability of Proxies .............................................................    3
        Solicitation of Proxies .............................................................    3

PROPOSAL 1 - ELECTION OF DIRECTORS ..........................................................    4
        Nominees ............................................................................    4
        Recommendation of the Board of Directors ............................................    5
        Other Directors .....................................................................    5
        Corporate Governance, Board Independence and Committees of the Board ................    6
        Compensation of Directors ...........................................................   10
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
        PUBLIC ACCOUNTING FIRM ..............................................................   12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..............................   14

EXECUTIVE COMPENSATION ......................................................................   16
        Summary Compensation Table ..........................................................   16
        Option/SAR Grants Table .............................................................   17
        Aggregated Option Exercises and Fiscal Year-End Option Value Table ..................   17
        Employment Contracts and Termination of Employment and
                Change in Control Arrangements ..............................................   18
        Report on Repricing of Options / SARs ...............................................   18
        Compensation Committee Interlocks and Insider Participation in Compensation Decisions   18
        Compensation Committee Report on Executive Compensation .............................   18

COMMON STOCK PERFORMANCE GRAPH ..............................................................   22

AUDIT MATTERS ...............................................................................   23
        Audit Committee Report ..............................................................   23
        Principal Accountant Fees and Services ..............................................   24
        Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
                Independent Registered Public Accounting Firm ...............................   25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..............................................   27
        Relationship and Arrangements with E Z EM ...........................................   27
        Other Related Party Transactions ....................................................   30

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE .....................................   31

ANNUAL REPORT ...............................................................................   31

STOCKHOLDER PROPOSALS AND NOMINATIONS .......................................................   32

OTHER MATTERS ...............................................................................   32


                               ANGIODYNAMICS, INC.
                              603 Queensbury Avenue
                           Queensbury, New York 12804

                             -----------------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                October 11, 2005

                             -----------------------

Introduction

      This proxy statement is being furnished to the stockholders of AngioDynamics, Inc., a Delaware corporation (the "Company"), by the board of directors of the Company in connection with the solicitation of proxies for use at the 2005 Annual Meeting of Stockholders of the Company to be held at the Hilton New York, New York, New York, on Tuesday, October 11, 2005 at 9:00 a.m., local time, or at any adjournment or postponement thereof.

      The principal executive offices of the Company are located at 603 Queensbury Avenue, Queensbury, New York 12804. The approximate date on which this proxy statement and the accompanying proxy are first being sent or given to stockholders is September 8, 2005.

Date, Time and Place

      This proxy statement is being furnished to you in connection with the solicitation of proxies by the board of directors of AngioDynamics, Inc. from holders of AngioDynamics' common stock for use at the annual meeting of stockholders to be held at the Hilton New York, New York, New York, on Tuesday, October 11, 2005 at 9:00 a.m., local time, and at any adjournments or postponements of the annual meeting.

Proposals to be Considered

      At the annual meeting, we will ask holders of our common stock to consider and vote upon the following items:

Election of Directors

      The election of three of the Company's nine directors, namely Gregory D. Casciaro, Howard W. Donnelly and Robert E. Flaherty. If elected, these Class II directors will each serve until the 2008 annual meeting of stockholders and their respective successors are duly elected and qualified.

Ratification of Appointment of Independent Registered Public Accounting Firm

      Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 3, 2006.

Record Date; Voting Securities

      Stockholders of record at the close of business on August 29, 2005, the record date for the annual meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. As of the close of business on the record date there were 12,214,042 outstanding shares of the Company's common stock entitled to notice of and to vote at the annual meeting. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 603 Queensbury Avenue, Queensbury, New York 12804, by contacting the Secretary of the Company.

      A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker "non-votes" (proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present.

Votes Required

Election of Directors

      The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker "non-votes" on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Ratification of the Appointment of Independent Registered Public Accounting Firm

      The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 3, 2006 must be approved by the affirmative vote of a majority of the votes cast at the annual meeting. For the purposes of this vote, a vote to abstain will have the same effect as a vote against the proposal and a broker non-vote will have no effect on the vote on such proposal.

Voting of Proxies

      Shares of our common stock will be voted in accordance with the instructions contained in the proxies. If you return a signed proxy card without indicating your vote, your shares will be voted:

      o FOR the election as directors of the persons who have been nominated by the board of directors;

      o FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 3, 2006; and


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

      o with respect to any other matter that may properly be brought before the annual meeting in accordance with the judgment of the person or persons voting. We do not expect that any matter other than as described in this proxy statement will be brought before the annual meeting.

Revocability of Proxies

      The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

      o delivering to the Secretary of the Company, prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy;

      o     timely delivery of a valid, later dated proxy; or

      o     attending the annual meeting and voting in person.

      Attendance at the annual meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

Solicitation of Proxies

      The cost of solicitation of proxies being solicited on behalf of the board of directors will be borne by us. In addition to the use of the mail, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

     Stockholders should not send stock certificates with their proxy cards.

                                  PROPOSAL 1 -
                              ELECTION OF DIRECTORS

Nominees

      Our board of directors currently consists of nine directors. The board is classified into three classes, each of which has a staggered three-year term. At the annual meeting, the stockholders will elect three Class II directors. If elected, Gregory D. Casciaro, Howard W. Donnelly and Robert E. Flaherty will hold office until the annual meeting of stockholders to be held in 2008 and until their successors are duly elected and qualified. The Class I directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees named below as directors of the Company. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting.

      The term of each of the current Class II directors expires at the annual meeting when his respective successor is duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the annual meeting, proxies will be voted in favor of the nominees who remain candidates and may be voted for substitute nominees selected by the board of directors. Set forth below is biographical information for each nominee and for each director whose term of office will continue after the annual meeting.

Nominees to serve as Class II Directors for a Term Expiring at the 2008 Annual
Meeting:

      Gregory D. Casciaro, age 48, joined our board of directors in April 2004. Since September 2004, Mr. Casciaro has been President, Chief Executive Officer and a director of XTENT, Inc, a developer of stent for delivering multiple drug eluting stents of customizable length with a single catheter. From 2000 to 2004, he was President, Chief Executive Officer and a director of Orquest, Inc., a developer and manufacturer of devices used for orthopedic procedures that was acquired by Johnson & Johnson. From 1995 to 2000, he was employed by General Surgical Innovations, Inc., a videoscopic surgical equipments manufacturer that was acquired by United States Surgical, a division of Tyco Healthcare Group LP, in 1999. Mr. Casciaro's last position with General Surgical Innovations was as a director and its President and Chief Executive Officer from 1998 to 2000. Mr. Casciaro was employed by the Devices for Vascular Innovations division of Guidant Corporation from 1991 to 1995, having last served as the Vice President of Sales from 1994 to 1995. Prior to joining Guidant, he was employed by NAMIC, from 1983 to 1991, with his last position being Area Sales Manager. Mr. Casciaro began his career with Procter and Gamble Company in 1978. He is currently a director of Apneon, Inc. and Kerberos Proximal Solutions.

      Howard W. Donnelly, age 44, joined our board of directors in March 2004. Mr. Donnelly is currently a principal in three privately-held start-up medical device companies that are targeting the hemodialysis, regional anesthetic and general anesthesia markets, respectively. Mr. Donnelly is also a principal of Concert Medical, a privately held contract manufacturer for the medical device industry. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and a subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position being Vice President, Business Planning and Development, for Pfizer's Medical Technology Group from 1997 to 1999. Mr. Donnelly is currently a director of Vital Signs, Inc., a medical device manufacturer for the anesthesia, critical care and sleep disorder markets.

      Robert E. Flaherty, age 59, joined our board of directors in April 2004. Since 1992, Mr. Flaherty has served as Chairman, President and Chief Executive Officer of Athena Diagnostics, Inc., a commercial laboratory specializing in developing diagnostic testing services focused on neurological disorders. From 1992 to 1995, Mr. Flaherty served as President and Chief Executive Officer of Genica Pharmaceuticals, which was acquired by Athena Neurosciences, Inc., and renamed Athena Diagnostics in 1995. Athena Neurosciences subsequently was acquired by Elan Corporation plc in 1996. In 2002 Athena Diagnostics, Inc., became a privately held company following a leveraged buy-out. From 1976 to 1992, Mr. Flaherty was employed by Becton, Dickinson & Company, a medical technology company, with his last position from 1984 to 1992 being President of that company's largest operating unit, the Becton Dickinson Division. Before that, he was employed by C.R. Bard, Inc. in various sales and marketing positions in its surgical and cardiovascular units in the United States and abroad. Mr. Flaherty began his career with Procter and Gamble Company in 1968 in manufacturing management. He holds a Bachelor of Science with honors in Industrial Engineering from Lehigh University and a Master in Business Administration from the Harvard Business School. Mr. Flaherty is currently a director of Repromedix, Inc.

Recommendation of the Board of Directors

      The board of directors recommends a vote FOR the election of each of the nominees.

Other Directors

      The following Class I and Class III directors will continue on the board of directors for the terms indicated:

Class I Directors (Term Expiring at the 2007 Annual Meeting):

      Jeffrey Gold, age 57, has served as a director since 1997. Mr. Gold has been a consultant to Boston Scientific Corporation since its acquisition of CryoVascular Systems Inc. in April 2005. Mr. Gold was President and CEO of CryoVascular Systems, a peripheral vascular disease device company, from 2001 until its acquisition by Boston Scientific. From 1997 to 2001, he was Executive Vice President and Chief Operating Officer of Cardio Thoracic Systems, Inc., a company engaged in the development and introduction of devices for beating-heart coronary bypass surgery. Before that, he spent 18 years with Cordis Corporation in a variety of senior management roles including Vice President of Manufacturing and Vice President of Research and Development, and was a co-founder and President of Cordis Endovascular Systems, a Cordis subsidiary engaged in the interventional neuroradiology business. At Cordis, Mr. Gold also had responsibility for its peripheral vascular business. He serves on the board of directors of several start-up medical device companies and is a Special Network Advisor to Sapient Capital Management. Mr. Gold holds a B.S. in Industrial Engineering from Northeastern University and an MBA from the University of Florida.

      Paul S. Echenberg, age 61, has been a director since 1996 and Chairman of our board of directors since February 2004. He has been a director of E-Z-EM, Inc., our former parent company, since 1987, Chairman of the Board of E-Z-EM since January 2005, and Chairman of the Board of E-Z-EM Canada, an E-Z-EM subsidiary, since 1994. He has been the President, Chief Executive Officer and a director of Schroders & Associates Canada Inc., an investment buy-out advisory services company, and a director of Schroders Ventures Ltd., an investment firm, since 1996. He is also a founder and has been a general partner and director of Eckvest Equity Inc., a personal investment and consulting services company since 1989. From 1970 to 1989, he was President and Chief Executive Officer of Twinpak Inc. and Executive Vice President of CB Pak Inc., both packaging companies. He also co-founded BDE & Partners, a provider of investment banking and strategic advisory services, in 1991. He is a director of Lallemand Inc., Benvest Newlook Income Trust, ITI Medical, Flexia Corp., Fib-Pak Industries Inc., Med-Eng Systems Inc., MacroChem Corp., MatraPack Industries Inc. and A.P. Plasman Corp.

      Dennis S. Meteny, age 52, joined our board of directors in March 2004. Since 2003, Mr. Meteny has been an Executive-in-Residence at the Pittsburgh Life Sciences Greenhouse, a strategic economic development initiative of the University of Pittsburgh Health System, Carnegie Mellon University, the University of Pittsburgh, the State of Pennsylvania and local foundations. From 2001 to 2003, he served as President and Chief Operating Officer of TissueInformatics, Inc., a privately-held company engaged in the medical imaging business. From 2000 to 2001, Mr. Meteny was a business consultant to various technology companies. Prior to that, Mr. Meteny spent 15 years in several executive-level positions, including as President and Chief Executive Officer, from 1994 to 1999, with Respironics, Inc. a cardio-pulmonary medical device company. Mr. Meteny began his career in 1975 with Ernst & Young LLP.

Class III Directors (Term Expiring at the  2006 Annual Meeting):

      Eamonn P. Hobbs, age 47, is one of our co-founders. He has been our President and Chief Executive Officer since June 1996 and a director since our inception. From 1991 until September 2002, Mr. Hobbs was a Vice President, and from October 2002 to May 2004 was a Senior Vice-President, of E-Z-EM, with operational responsibility for our company. He was first employed by E-Z-EM from 1985 to 1986 and was continuously employed by E-Z-EM from 1988 to May 2004. From 1986 to 1988, Mr. Hobbs was Director of Marketing for the North American Instrument Corporation (NAMIC), a medical device company later acquired by Boston Scientific. Mr. Hobbs started his career at Cook, Incorporated, a leading manufacturer of interventional radiology, interventional cardiology and gastroenterology medical devices. Mr. Hobbs has over 23 years experience in the interventional radiology, interventional cardiology and gastroenterology medical device industries. He is a bio-medical engineer, having completed a Bachelor of Sciences in Plastics Engineering with a Biomaterials emphasis at University of Lowell in 1980.

      David P. Meyers, age 41, has served as a director, and as a director of E-Z-EM, since 1996. He is a founder of Alpha Cord, Inc., which provides cryopreservation of umbilical cord blood, and has served as its President since 2002. Previously, he founded MedTest Express, Inc., a provider of contracted laboratory services for home health agencies, and served as its President, Chief Executive Officer and a director from 1994 to September 2002.

      Howard S. Stern, age 74, has served as a director since our inception and as Chairman of our board of directors from our inception until February, 2004. He is a co-founder of E-Z-EM and has been a director of E-Z-EM since its organization in 1962 and was E-Z-EM's Chairman from 1962 through the end of 2004, when he was appointed Chairman Emeritus. Mr. Stern also served as President and Chief Executive Officer of E-Z-EM from 1997 to 2000. From 1962 to 1994, Mr. Stern served as E-Z-EM's Chief Executive Officer and from 1962 until 1990 he served as E-Z-EM's President. Mr. Stern is also a director of ITI Medical, in which E-Z-EM has an investment. Mr. Stern holds a Bachelor of Science in Business and Engineering Administration and a Master of Science in Chemical Engineering, both from the Massachusetts Institute of Technology.

Corporate Governance, Board Independence and Committees of the Board

Corporate Governance Principles

      Our board of directors has adopted a written set of corporate governance principles for our company. You may view these principles at our website at www.angiodynamics.com(1) under the "Corporate Governance Highlights" caption. Our corporate governance principles have been established

---------------------
(1) This website address is not intended to function as a hyperlink, and information on our website is not a part of the proxy soliciting material.

to assist the board of directors in overseeing the management of our company and in achieving the board's goals of building long-term value for our stockholders and assuring the vitality of our company for our customers, employees and other stakeholders.

Board Independence

      Under our corporate governance principles, our board of directors must be composed of a majority of directors who qualify as independent under the listing standards of the Nasdaq Stock Market ("Nasdaq"). Under the Nasdaq listing standards, an "independent director" is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the board of directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our corporate governance principles, the board will review the relationships that each director has with our company on an annual basis, and only those directors having no direct or indirect material relationship with our company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.

      Our board of directors has determined that six of our nine directors--Messrs. Gold, Donnelly, Meteny, Flaherty, Echenberg and Casciaro--are independent under the Nasdaq listing standards.

Committees of the Board

      The board of directors has three standing committees, the members of which have been elected by the board: the audit committee, the nominating and corporate governance committee, and the compensation committee. Each committee is composed entirely of independent directors, and the chairman and members of each committee are appointed annually by the board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the nominating and corporate governance committee and the compensation committee, a $100,000 limitation on fees and expenses for such counsel and advisors without the full board's prior consent.

      Each committee has adopted a written charter, and a brief summary of each committee's responsibilities follows:

      Audit Committee and Audit Committee Financial Expert. The audit committee assists the board of directors in its oversight of (i) the integrity of the Company's financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Company's compliance with, and process for, monitoring compliance with, legal and regulatory requirements, (iii) the independent registered public accounting firm's qualification and independence, and (iv) the performance of the Company's internal audit function and that of its independent registered public accounting firm. The audit committee also provides an open avenue of communication between the independent registered public accounting firm and the board. The authority and responsibilities of the audit committee are set forth in detail in its charter, which is attached to this proxy statement as Appendix A and is also available on our website located at www.angiodynamics.com under the "Corporate Governance Highlights - Committee Charters - Audit Committee" caption.

      The members of the audit committee are Howard W. Donnelly, Robert E. Flaherty and Dennis S. Meteny, each of whom has been determined by our board to be independent under the Nasdaq listing standards. Our board has also determined that each member of the audit committee is financially literate in accordance with the Nasdaq listing standards. Additionally, the board has determined that Mr. Meteny is an "audit committee financial expert" as defined under SEC rules. The audit committee met nine (9) times during the 2005 fiscal year.

      Compensation Committee. The compensation committee is responsible for (i) developing and evaluating potential candidates for executive positions, (ii) reviewing and recommending to the board the corporate goals and objectives with respect to the CEO's compensation on an annual basis, (iii) reviewing the CEO's performance annually in light of the committee's established goals and objectives, (iv) reviewing and approving the evaluation process and compensation structure for the Company's officers annually and overseeing management's decisions concerning the performance and compensation of the Company's officers and (v) reviewing and administering the Company's incentive compensation and other stock-based plans and recommending changes in such plans to the board, as needed. The authority and responsibilities of the compensation committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the "Corporate Governance Highlights--Committee Charters--Compensation Committee" caption.

      The members of the compensation committee are Gregory D. Casciaro, Robert
E. Flaherty and Jeffrey G. Gold, each of whom has been determined by our board of directors to be independent under the Nasdaq listing standards. The compensation committee met fourteen (14) times during fiscal 2005.

      Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for (i) assisting the board in identifying individuals qualified to serve as directors of the Company and on committees of the board, (ii) advising the board with respect to the board composition, procedures and committees, (iii) developing and recommending to the board a set of corporate governance principles applicable to the Company, including principles for determining the form and amount of director compensation and (iv) overseeing the evaluation of the board and the Company's management. The nominating and corporate governance committee maintains the following guidelines for selecting nominees to serve on the board.

      The nominating and corporate governance committee may apply several criteria in selecting nominees. At a minimum, the committee shall consider (a) whether each such nominee has demonstrated, by significant accomplishment in his field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of our company and (b) the nominee's reputation for honesty and ethical conduct in his personal and professional activities. Additional factors that the committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest and any other factors or qualities that the committee believes will enhance the board's ability to effectively manage and direct the company's affairs and business, including, where applicable, the ability of board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise.

      The nominating and corporate governance committee will identify nominees by first evaluating the current members of our board of directors whose terms are expiring and who are willing to continue in service. In doing so, the committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the board. For new nominees, the committee will identify potential candidates based on input from members of the board and management and, if the committee deems it appropriate, from one or more third-party search firms.

      Once a person has been identified by the committee as a potential candidate, the committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the board, the committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate's experience and accomplishments. Additionally, serious candidates may be requested to meet with some or all of the other members of the board of directors. Using the input from these interviews and the other information it has obtained, the committee will determine whether it should recommend that the board nominate, or elect to fill a vacancy with, a final prospective candidate. The committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

      Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating and Corporate Governance Committee, c/o AngioDynamics, Inc., 603 Queensbury Avenue, Queensbury, New York 12804 at least 120 days prior to the anniversary of the date on which our proxy statement was first released to stockholders for the previous year's annual meeting. Assuming that the appropriate information has been timely provided, the committee will consider these candidates in the same manner as it considers other board candidates it identifies. Our stockholders also have the right to nominate director candidates without any action on the part of the nominating and corporate governance committee or our board of directors by following the advance notice provisions of our by-laws as described under "Stockholder Proposals and Nominations" on page 34 of this proxy statement.

      The authority and responsibilities of the nominating and corporate governance committee are set forth in detail in its charter, which, together with the committee's guidelines for selecting nominees to the board, is available on our website located at www.angiodynamics.com under the "Corporate Governance Highlights--Committee Charters--Nominating and Corporate Governance Committee" caption.

      The members of the nominating and corporate governance committee are Jeffrey G. Gold, Dennis S. Meteny and Howard W. Donnelly, each of whom has been determined by our board of directors to be independent under the Nasdaq listing standards. The nominating and corporate governance committee met two (2) times during fiscal 2005.

Meetings of the Board and Committees

      Our board of directors held five (5) meetings during fiscal 2005. Each incumbent director attended at least 75% of all meetings of the board and of each committee of which he was a member that were held during the period in which he was a director or committee member.

Communications with the Directors

      Stockholders may communicate in writing with any particular director, the independent directors as a group, or the entire board by sending such written communication to the Secretary of the Company at the Company's principal executive offices, 603, Queensbury Avenue, Queensbury, New York 12804. Copies of written communications received at such address will be provided to the board or the relevant director or directors unless such communications are determined by our outside general counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of stockholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, solicitations, product promotions, resumes and other forms of job inquiries, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

      All board members are expected to attend our annual meetings of stockholders absent an emergency or other unforeseen circumstances. Attendance at the annual meeting will be considered by the nominating and corporate governance committee in assessing director performance. All of our directors named in this proxy statement, except for Dennis Meteny, attended our annual meeting of stockholders in 2004.

      Code of Business Conduct and Ethics. The board of directors has adopted a written Code of Business Conduct and Ethics for our company.

      Our Code of Business Conduct and Ethics is available on our website located at www.angiodynamics.com under the "Corporate Governance
Highlights--Governance Documents--Code of Ethics" caption.

Compensation of Directors

      Directors who are not our employees receive a monthly retainer of $2,000. The Chairman of the Board receives an additional $2,000 monthly retainer and the Chairman of the Audit Committee receives an additional $1,000 monthly retainer. In addition to the monthly retainer, directors receive $1,500 for each board meeting attended in person or participated in by telephone. Committee chairmen receive $1,500, and committee members $750, for each committee meeting in which they participate in person or by telephone. Directors who are not our employees also receive an annual grant of an option to purchase 6,000 shares of our common stock for each year of service on our board of directors. New directors receive options for 25,000 shares of our common stock upon joining our board. Directors who are our employees receive no additional compensation for their services as directors.

      We entered into an agreement, effective as of January 2004, with Donald A. Meyer, who resigned as a director as of March 1, 2004, under which Mr. Meyer agreed to serve as the trustee of our 401(k) savings plan and to provide other consulting services at our request. The agreement is for a term of 36 months, but will terminate sooner upon a change of control of AngioDynamics, Mr. Meyer's death or a material breach of the agreement that is not cured within 30 days. Mr. Meyer is receiving 36 equal monthly payments of $3,500 and reimbursement for reasonable business expenses incurred in providing services under the agreement. The fees paid in fiscal 2005 were $42,000. Further, under the agreement, the expiration dates of Mr. Meyer's options were extended to the earlier of (i) December 31, 2006 or (ii) the tenth anniversary of the original grant date of each option. In connection with the extension of the expiration dates of Mr. Meyer's options, the fair value of Mr. Meyer's options to acquire 42,263 shares of our common stock has been recorded as a non-cash dividend to E-Z-EM in the amount of $468,000, with the corresponding credit to "Additional Paid-in Capital" on the effective date.

      Effective as of January 1, 2002, E-Z-EM, Inc., our former parent company, entered into an agreement with Howard S. Stern, then Chairman of E-Z-EM's board and one of our directors, under which Mr. Stern agreed to provide certain services to E-Z-EM and us until December 31, 2004. These services include serving as chairman of both E-Z-EM's and our board of directors, consulting with management of both companies on corporate governance, investor relations and other matters and generally providing guidance and assistance on industry-related matters. Under the agreement, Mr. Stern was nominated for, and subsequently elected to, a three-year term as a director of E-Z-EM, and served as the chairman of E-Z-EM's board until the agreement term expired on December 31, 2004. In February, 2004, Mr. Stern resigned as chairman of our board but he remains a director. So long as Mr. Stern remained chairman of E-Z-EM, he was entitled to receive twice the regular fees and other compensation (including cash, stock and options) paid to other directors for service on E-Z-EM's board, but not compensation paid to our other directors for service on our board. However, because Mr. Stern's agreement terminated at the end of 2004, he received the annual grant of stock options we made to all of our directors in July 2004. As compensation for his services under the agreement, Mr. Stern received 36 equal monthly payments of $20,833, as well as certain bonus opportunities from E-Z-EM. Mr. Stern also received other benefits, including medical and dental insurance for himself and his wife and use of a company automobile, and, so long as he remained E-Z-EM's chairman, up to $80,000 annually for reimbursement of reasonable business expenses. Prior to our initial public offering, we reimbursed E-Z-EM for 35% of Mr. Stern's compensation and expenses paid under the agreement. Under our master separation and distribution agreement with E-Z-EM, we assumed 35% of E-Z-EM's payment obligations to Mr. Stern under the agreement, which totaled $7,300 in fees and $2,300 for expenses on a monthly basis for the remainder of the term of the agreement. Following expiration of Mr. Stern's agreement on December 31, 2004, he began to receive the same cash and other compensation we pay to our other non-employee directors.

                                  PROPOSAL 2 -
                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The audit committee of our board of directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as the Company's independent registered public accounting firm for the fiscal year ending June 3, 2006. Although the selection of the independent registered public accounting firm is not required under our by-laws or otherwise to be ratified by our stockholders, the audit committee has directed that the appointment of PricewaterhouseCoopers LLP be submitted to the stockholders for ratification due to the significance of their appointment to the Company. If our stockholders fail to ratify the selection, it will be considered as a direction to the board of directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

      The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 3, 2006 must be approved by the affirmative vote of a majority of the votes cast at the annual meeting.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

      On May 9, 2005, the audit committee of our board of directors appointed Pricewaterhouse-Coopers LLP as the Company's independent registered public accounting firm for the fiscal year ending May 28, 2005, and the fiscal year ending June 3, 2006, and dismissed Grant Thornton LLP as the Company's independent auditor for fiscal 2005, effective May 9, 2005.

      Grant Thornton LLP's reports on the Company's consolidated financial statements as of and for the fiscal years ended May 29, 2004 and May 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audits of the Company's financial statements for the fiscal years ended May 29, 2004 and May 31, 2003 and through the date hereof, there were no disagreements between the Company and Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP would have caused Grant Thornton LLP to make reference to the matter in their report. During the two most recent fiscal years and through the date hereof, there have been no "reportable events" (as defined in Regulation S-K, Item 304(a)(1)(v)).

      During the Company's two most recent fiscal years and through the date hereof, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Recommendation of the Board of Directors

      The board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 3, 2006.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the AngioDynamics common stock held by each of our directors, each of our Named Executive Officers, all of our directors and executive officers as a group and all other persons known to us who beneficially own 5% or more of the outstanding AngioDynamics common stock as of August 17, 2005. Except as otherwise noted, each individual director or named executive officer (including his or her family members) had sole voting and investment power with respect to the AngioDynamics common stock.

                                                                   Number of
                                                                   Shares of
                                                                     Common        % of
                                                                   Stock Owned  Outstanding
                                                                     (a)(b)        Shares
                                                                   -----------  -----------
Eamonn P. Hobbs ..................................................    326,292        2.7
Robert M. Rossell ................................................      3,550        *
Paul J. Shea .....................................................      2,849        *
William M. Appling ...............................................     30,844        *
Brian S. Kunst ...................................................      2,000        *
Kern Capital Management, LLC (c) .................................    693,300        5.7
Wellington Management Company, LLP (d) ...........................    827,533        6.8
Arbor Capital Management, LLC (e)  ...............................    806,100        6.6
Howard S. Stern ..................................................  1,772,972       14.5
Jeffery Gold .....................................................     20,374        *
Paul S. Echenberg ................................................    157,168        1.3
David P. Meyers (f)  .............................................    482,529        4.0
Howard W. Donnelly ...............................................      6,250        *
Dennis S. Meteny .................................................      8,250        *
Gregory D. Casciaro ..............................................      6,250        *
Robert E. Flaherty ...............................................      7,450        *
                                                                   -----------  -----------
All directors and executive officers as a group (16 persons) .....  2,866,949       23.5

------------------------------

(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Under those rules, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of August 17, 2005 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b) Includes shares of our common stock issuable upon exercise of options currently exercisable or exercisable within 60 days from August 17, 2005 as follows: Eamonn P. Hobbs (312,503), Robert M. Rossell (2,550), Paul J. Shea (2,550), William M. Appling (30,550), Brian S. Kunst (2,000), Howard
      S. Stern (92,541), Jeffrey Gold (4,009), Paul S. Echenberg

      (95,563), David P. Meyers (41,690), Howard W. Donnelly (5,250), Dennis S. Meteny (6,250), Gregory D. Casciaro (6,250), Robert E. Flaherty (6,250), and all directors and officers as a group (647,886).

(c) Share ownership information obtained from a Schedule 13G filed by Kern Capital Management, LLC, Robert E. Kern, Jr. and David G. Kern on February 14, 2005.

(d) Share ownership information obtained from a Schedule 13G filed by Wellington Management LLP on February 14, 2005.

(e) Share ownership information obtained from a Schedule 13G filed by Arbor Capital Management, LLC and Rick D. Leggott on February 4, 2005.

(f) Excludes 7,427 shares held by a trust established for the benefit of Mr. Meyers' children, as to which Mr. Meyers disclaims beneficial ownership.

---------------

* Less than 1%.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for services, in all capacities for fiscal years 2005, 2004, and 2003, of (i) those persons who were, during fiscal 2005, our Chief Executive Officer ("CEO") (Eamonn P. Hobbs), and (ii) those persons who were, at the end of fiscal 2005, our four most highly compensated executive officers other than our CEO (collectively, with the CEO, the "Named Executive Officers"):


                                          Annual Compensation                Long-Term Compensation
                                    --------------------------------    ---------------------------------
                                                                                       Awards    Payouts
                                                                                     ----------  --------
                                                            Other
                                                            Annual      Restricted   Securities              All Other
                                                           Compensa-       Stock     Underlying    LTIP      Compensa-
 Name and Principal      Fiscal      Salary      Bonus     tion (1)       Awards       Awards     Payouts    tion (3)
     Position             Year         ($)        ($)         ($)           ($)       # (2)(4)      ($)         ($)
---------------------   --------    --------   --------    ---------     --------    ----------   -------    ----------
Eamonn P. Hobbs           2005      $267,000   $140,175      None        $310,530      16,500       None      $10,834
President, Chief          2004       254,400    126,882      None          None         None        None       10,572
Executive Officer         2003       240,000     96,600      None          None         None        None        8,470

Robert M. Rossell         2005      $163,488    $73,570      None        $150,560       8,000       None      $10,285
Vice President            2004       156,000     65,286      None          None         None        None       11,128
                          2003       150,000     63,777      None          None         None        None        8,384

Paul J. Shea              2005      $167,988    $74,083      None        $150,560       8,000       None       $9,989
Vice President            2004       156,000     65,286      None          None         None        None       11,119
                          2003       150,000     63,777      None          None         None        None        8,384

William M. Appling        2005      $155,628    $69,612      None        $150,560       8,000       None      $10,174
Vice President            2004       148,500     63,484      None          None         None        None       10,518
                          2003       135,000     57,949      None          None         None        None        8,508

Brian S. Kunst            2005      $157,500    $70,875      None        $150,560       8,000       None       $9,864
Vice President            2004       143,000     59,845      None          None         None        None       10,029
                          2003       130,000     55,640      None          None         None        None        8,567

(1) We have concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for 2005, 2004 and 2003 did not exceed the lesser of 10% of such officer's total annual salary and bonus for fiscal 2005, 2004, or 2003 or $50,000; such amounts are, therefore, not reflected in the table.

(2) Awards settle in our common stock. All awards were unvested at May 28, 2005.

(3) For each of the Named Executive Officers, the amounts reported include amounts we contributed under our Profit Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For fiscal 2005, 2004, and 2003, such amounts contributed were: $10,542, $9,764, and $7,787, respectively, for Mr. Hobbs; $10,043, $10,698, and $7,970, respectively, for Mr. Rossell; $9,658, $10,689, and $7,970, respectively, for Mr. Shea; $10,043, $10,109, and $8,136, respectively, for Mr. Appling; and $9,672,
      $9,635, and $8,209, respectively, for Mr. Kunst. For each of the Named Executive Officers, the amounts reported include term life insurance premiums we paid. For 2005, 2004, and 2003, such amounts contributed were:
      $292, $808, and $683, respectively, for Mr. Hobbs; $242, $430, and $414, respectively, for Mr. Rossell; $331, $430, and $414, respectively, for Mr. Shea; $131, $409, and $372, respectively, for Mr. Appling; and $192, $394, and $358, respectively, for Mr. Kunst.

(4) Of the total awards, 50% are restricted stock units, which vest in full upon the recipient's continued employment through on or about May 30, 2009. The remaining 50% of the awards are performance share awards. Under the performance share award agreements, 25% of the total performance shares awarded may be earned for each of four consecutive fiscal years of AngioDynamics, commencing with its 2006 fiscal year. Each year, one-half of the shares available to be earned that year will be earned upon achievement by AngioDynamics of specified earnings per share ("EPS") goals and the other half of the shares will be earned upon the achievement of specified revenue goals. Shares not earned in a fiscal year may be earned in the following fiscal year if the EPS or revenue goals in such following year are exceeded by an amount at least equal to the shortfall for the applicable goal for the preceding year. The EPS and revenue goals are the same for all of the performance share awards granted in fiscal 2005. The performance share awards are subject to additional conditions, including the recipient's continued employment with AngioDynamics and the recipient's not competing with its business or otherwise engaging in other activities detrimental to its business.

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information concerning all grants of stock options during fiscal 2005 to our Named Executive Officers:

                          Number of         % of Total
                          Securities          Options
                          Underlying        Granted to        Exercise or                      Grant Date
                           Options         Employees in       Base Price      Expiration      Present Value
         Name             Granted (#)       Fiscal Year       ($/Share)          Date              (1)
--------------------      -----------      ------------       -----------     ----------      -------------
Eamonn P. Hobbs.....        35,500             13.0%            $13.18         7/20/2014        $262,114

Robert M. Rossell...        10,200              3.7%            $13.18         7/20/2014         $75,312

Paul J. Shea........        10,200              3.7%            $13.18         7/20/2014         $75,312

William M. Appling..        10,200              3.7%            $13.18         7/20/2014         $75,312

Brian S. Kunst......         8,000              2.9%            $13.18         7/20/2014         $59,068


(1) Calculated using the Black-Scholes valuation model with the following assumptions: expected volatility (58.58%), risk-free rate of return (3.985%), dividend yield (0%), and expected time of exercise (5.5 years)

Aggregated Option Exercises and Fiscal Year-End Option Value Table

The following table sets forth certain information concerning all exercises of stock options during 2005 by our Named Executive Officers and the fiscal year-end value of unexercised stock options held by such officers on an aggregated basis:

                                                                        Number of
                                                                        Securities           Value of
                                                                        Underlying          Unexercised
                                                                       Unexercised         In-the-Money
                                                                        Options at          Options at
                                                                       May 28, 2005        May 28, 2005
                                                                            (#)               ($) (1)
                                                                       -------------       -------------
                                        Shares                         Exercisable/        Exercisable/
                                      Acquired on         Value        Unexercisable       Unexercisable
Name                                 Exercise (#)      Related ($)          (2)                 (2)
------------------------------       ------------      ----------      -------------       -------------
Eamonn P. Hobbs...............          100,000        $1,422,220         325,292/         $5,218,399/
                                                                           36,754            $276,072
Robert M. Rossell.............           52,273          $798,401           None/              None/
                                                                           10,200             $73,542
Paul J. Shea..................           25,273          $420,172          27,000/           $433,139/
                                                                           10,200             $73,542
William M. Appling............           13,273          $215,616          39,000/           $625,646/
                                                                           10,200             $73,542
Brian S. Kunst................           52,273          $876,188           None/              None/
                                                                            8,000             $57,680

(1) Options are "in-the-money" if, on May 28, 2005, the market price of our common stock exceeded the exercise price of such options. On May 28, 2005, the closing price of our common stock was $20.39. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on May 28, 2005 and the aggregate exercise price of such options.

(2)   Options are exercisable into common stock of AngioDynamics.


Employment Contracts and Termination of Employment and Change-In-Control Arrangements

We do not have any employment, termination of employment, or change-of-control agreements with any of our executive officers.

Report on Repricing of Options / SARs

      In fiscal 2005, we did not adjust or amend the exercise price of any stock options previously awarded to any of the Named Executive Officers.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The following directors serve on the Company's Compensation Committee:
Gregory D. Casciaro, Robert E. Flaherty and Jeffrey G. Gold. None of these directors was an officer or employee of the Company or any of its subsidiaries during fiscal 2005, nor was formerly an officer or employee of the Company or any of its subsidiaries. None of such directors had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

Compensation Committee Report on Executive Compensation

General

The compensation committee of the board of directors (the "Compensation Committee") is composed solely of directors who are not current or former employees of AngioDynamics, Inc. (the "Company") and each has been determined by the board of directors (the "Board") to be independent under the revised listing standards of The Nasdaq Stock Market, Inc. The Board has delegated to the Compensation Committee the responsibility to evaluate and make recommendations to the Board regarding the compensation of the Chief Executive Officer ("CEO") and to approve the compensation of the other executive officers of the Company. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs current in place at the Company.

Compensation Philosophy and Objectives

The Company operates in an extremely competitive industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the Company's success and should be determined within a framework based on the achievement of the Company's operating plans, particularly sales from existing and new products, profits and operating margins; individual contribution; and financial performance relative to the Company's competitors. Within this overall philosophy, the Committee's objectives are to:

o Offer a total compensation program that takes into consideration the compensation practices of similarly situated companies with which the Company competes for executive talent.

o Provide annual bonus incentive awards that are based on the Company's meeting or exceeding its EBIT budget and individual executive performance.

o Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

The three components of the compensation program for executive officers are base salary, annual cash incentives and long-term equity-based incentive awards in the form of stock options, performance share awards and restricted stock unit awards. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance, and offers the opportunity to earn superior rewards when merited by individual and corporate performance

The Compensation Committee's policy is to establish ranges for base salary, annual cash incentives and long term, equity-based incentive awards for executive officer positions, including that of the CEO, around the averages paid by similarly situated companies, which are defined as publicly traded companies of similar size in the health care industry. In determining these ranges, the Compensation Committee reviewed information from a compensation survey conducted on the Company's behalf by Top Five Data Services, Inc., an independent consulting company, covering compensation levels at a variety of such companies.

      Base Salaries

The base salary for each executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies. Adjustments to each individual's base salary were made based on annual performance reviews with consideration given to the incumbent's salary compared with the range of those listed in the aforementioned survey. Among the criteria used in the annual performance reviews were the work and supervisory performance of the executive, demonstrated management and leadership skills, performance to specific established personal goals, and the strengths and weaknesses that the executive demonstrates on the job. Base salary adjustments for the executive officers of the Company averaged 4.5% during 2005.

      Annual Cash Incentives

The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of annual incentive cash bonuses. In 2005, the target incentive payment amounts established for the CEO and other executive officers were, respectively, 35% and 30% of base salary with 70% being based on the Company's performance to its planned earnings before interest and taxes ("EBIT") and 30% based on the individual executive's performance to personal goals, both having been established at the beginning of the fiscal year. The incentive plan sets a threshold level of the Company's performance based on EBIT that must be attained before any incentives are awarded. Once the fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each executive officer. Additional compensation up to a maximum of 50% of the target incentive payment amounts may be awarded if the threshold is exceeded and if specific previously agreed individual objectives are achieved. In fiscal 2004 and 2005, the Company exceeded its EBIT goals such that the CEO and the other executive officers were awarded the maximum EBIT-based incentive payment allowed.

      Long-Term, Equity-Based Incentive Awards

Stock Incentives. In 2004, the Company adopted its 2004 Stock and Incentive Award Plan (the "2004 Plan") to supplement the Company's 1997 Stock Option Plan (the "1997 Plan"), under which very few shares remain available for option grants. The 2004 Plan provides for the grant of incentive awards, which may be, but need not be, in the form of performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Committee has made grants of stock options, restricted stock unit awards and performance share awards and, in the future, expects to offer other types of awards allowed under the 2004 Plan in order to provide executive officers with an opportunity to share, along with stockholders, in the long-term performance of the Company and to reward officers for their contribution to the Company's performance.

Stock option grants generally are made initially to each executive officer upon his or her joining the Company and satisfying the requirements for eligibility under the Company's stock option plans, with additional grants being made annually in smaller amounts as options under the initial grants vest. Stock options granted under the 2004 Plan generally have a four-year vesting schedule, and generally expire ten years from the date of grant. The exercise price of options granted under both of the Company's stock option plans is at least 100% of the fair market value of the underlying stock on the date of grant. The number of stock options granted to each executive officer is generally based upon several factors, including the executive officer's position with the Company and salary and performance, and are targeted to approximate the grants made, on average, by similarly situated companies to executives with similar responsibilities. In fiscal 2005, the Compensation Committee granted stock options for a total of 100,300 shares under the 2004 Plan to the Company's executive officers. Each officer received a grant equal to the mid-point of the established range for his job in recognition of the performance of the executive officers in achieving net sales and EBIT in excess of the Company's plan for 2004 and for successfully completing the Company's initial public offering. In addition, in fiscal 2006, the Compensation Committee has made, and expects to make additional, stock option grants in accordance with the above guidelines, as well as performance share awards and restricted stock unit awards, to each of the Company's executive officers under the 2004 Plan.

CEO Compensation

The Compensation Committee evaluates, at least annually, the performance of the Company's CEO and recommends to the Board for approval the CEO's annual compensation, including salary, bonus and equity-based compensation. For fiscal 2005, Mr. Hobbs' base salary and incentive bonus compensation were determined in accordance with the criteria described above. In June 2004, Mr. Hobbs received a salary increase of $13,600, reflecting the Compensation Committee's positive assessment of his performance, particularly the achievement of the Company's financial goals for fiscal 2004, and his leadership in that effort. Mr. Hobbs earned $268,000 in base salary compensation during fiscal 2005.

Mr. Hobbs received an incentive bonus of $136,670 for fiscal 2005. Of this amount, $112,139 was based the Company's exceeding its EBIT goal. The balance reflected his personal contribution to the Company's exceeding the revenue and EBIT goals projected in its fiscal 2005 budget, and his leadership in improving the Company's gross profit margin, identifying and launching new products, and establishing a succession planning system for the Company.

In July 2004, Mr. Hobbs was granted an option to purchase 35,500 shares of the Company's stock at the market price under the 2004 Plan in recognition of the strong performance of the Company against its financial plans for fiscal 2004 and for his stewardship of the Company during the successful initial public offering process.

Internal Revenue Code Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and to the four most highly compensated officers of the Company other than the chief executive officer as of the end of the Company's fiscal year. This limitation does not apply to compensation that meets the requirements under
Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by shareholders). The committee believes that awards under the Company's 2004 Plan will be deductible pursuant to the Section 162(m). However, awards under the 1997 Plan do not qualify for the deduction. In 2005, the chief executive officer and one other officer received compensation in excess of $1.0 million as a result of exercising options granted under the 1997 Plan. The committee does not intend to authorize any further option grants under the 1997 Plan; however, exercises of additional options outstanding under the 1997 Plan may result in the receipt by the CEO and other officers of compensation in excess of $1.0 million in future years, which excess amounts will not be deductible by the Company.


The Compensation Committee:

      Robert E. Flaherty (Chairman)
      Gregory D. Casciaro
      Jeffrey G. Gold

      Common Stock Performance Graph

      The following graph shows a one-year comparison of the cumulative total return for the Company's common stock and The NASDAQ Stock Market (U.S.) and The NASDAQ Medical Equipment Index. The Company's common stock began trading on the Nasdaq National Market on May 27, 2004.

                 COMPARISON OF 1 YEAR CUMULATIVE TOTAL RETURN *
        AMONG ANGIODYNAMICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE NASDAQ MEDICAL EQUIPMENT INDEX


                              [LINE GRAPH OMITTED]


                                           Cumulative Total Return

                             5/27/04   8/28/04  11/27/04   2/26/05   5/28/05
                             -------   -------  --------   -------   -------

ANGIODYNAMICS, INC            100.00    100.32    128.00    172.80    163.12
NASDAQ STOCK MARKET (U.S.)    100.00     95.31     99.97    105.41     98.64
NASDAQ MEDICAL EQUIPMENT      100.00     97.14    105.76    108.54    108.73


* $100 invested on 5/27/04 in stock or on 4/30/04 in index-including reinvestment of dividends. Fiscal year ending May 28.

                                  AUDIT MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") is composed of three directors, each of whom has been determined by the Board Of Directors (the "Board") to be independent under the listing standards of The Nasdaq Stock Market ("Nasdaq"). The Committee operates under a written Audit Committee Charter (the "Charter"), which was adopted by the Board of Directors on April 19, 2004, and a copy of which is attached as Appendix A to this proxy statement.

Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Committee is charged with the duty to monitor and oversee these processes.

Pursuant to the Charter, the primary responsibilities of the Committee are to assist the Board in its oversight of (i) the integrity of the Company's financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Company's compliance with, and process for monitoring compliance with, legal and regulatory requirements,
(iii) the independent registered public accounting firm's qualifications and independence, and (iv) the performance of the Company's internal audit function and its independent registered public accounting firm, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Company's independent registered public accounting firm. The quarterly reviews include discussions by management and the independent registered public accounting firm with the Committee. The Committee must also pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.

The Committee has the authority to select, determine the compensation paid to, and replace the Company's independent registered public accounting firm. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2005. In fiscal 2004, the Company utilized Grant Thornton as its independent auditor, as did E-Z-EM, Inc., the Company's former parent which, at the time, owned 80.4% of the Company's outstanding common stock.

The Charter provides that the Committee shall always consist of not less than three members, all of whom must be independent directors. No member of the Committee may serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the proxy statement. To carry out its responsibilities, the Committee met nine times during fiscal year 2005.

The Committee met with both management and the Company's independent registered public accounting firm to review and discuss the Company's financial statements for the fiscal year ended May 28, 2005, prior to their issuance and to discuss significant accounting issues and policies. Management advised the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee's review included discussion with

PricewaterhouseCoopers of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee discussed with PricewaterhouseCoopers matters relating to PricewaterhouseCoopers' independence, including the written disclosures and the letter provided by PricewaterhouseCoopers to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). PricewaterhouseCoopers informed the Committee that it was independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The Committee has concluded that PricewaterhouseCoopers is independent of the Company and its management.

The Committee discussed with the Company's independent registered public accounting firm the overall scope and plan for their audit. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended May 28, 2005 for filing with the Securities and Exchange Commission.


The Audit Committee:

      Dennis S. Meteny (Chairman)
      Howard W. Donnelly
      Robert E. Flaherty


      The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Principal Accountant Fees and Services

      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for the fiscal year ended May 28, 2005, and by Grant Thornton LLP for the reviews of quarterly financial statements and procedures performed relating to our registration statements on Form S-8 during the fiscal year ended May 28, 2005, and for the audit of the Company's financial statements for the fiscal year ended May 29, 2004, and fees billed for other services rendered by PricewaterhouseCoopers LLP and Grant Thornton LLP during those periods:

                                               2005       2004
                                             --------   --------
                                                (in thousands)

            Audit Fees(1) ................   $    215   $    440
            Audit-Related Fees(2) ........         70         33
            Tax Fees .....................         --         --
            All Other Fees ...............         --         --
                                             --------   --------
                                             $    285   $    473
                                             ========   ========

            -------------------
            (1) Fees paid for professional services in connection with the audit of our annual financial statements, review of our quarterly financial statements for fiscal 2005, procedures in fiscal 2005 relating to our registration statements on Form S-8, and, for fiscal 2004, procedures relating to our registration statement on Form S-1.
            (2) Audit-related fees consist primarily of profit sharing and 401(k) plan audits, interpretation of accounting standards and a review of internal controls.


Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

      Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Fees are those associated with services not captured in the other categories. The Company generally doesn't request such services from the independent registered public accounting firm.

      Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget quarterly throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship and Arrangements with E-Z-EM

      In June 2004, we completed the initial public offering ("IPO") of our shares of common stock. The offering consisted of 2,242,500 shares (including 292,500 shares issued pursuant to the underwriters' over-allotment option) at an initial public offering price of $11.00 per share. Prior to the offering, we were a wholly owned subsidiary of E-Z-EM, Inc. After the offering, E-Z-EM held 80.4% of our shares. On October 30, 2004, E-Z-EM distributed to its stockholders in the form of a dividend all of our shares of common stock that it owned, as a result of which E-Z-EM no longer owned any shares of AngioDynamics common stock.

      Before the IPO, we entered into a master separation and distribution agreement and other agreements with E-Z-EM that relate to our relationship with E-Z-EM both before and after the distribution by E-Z-EM to its stockholders of all of the shares of our common stock held by E-Z-EM. In this section of the proxy statement, references to E-Z-EM include all of its subsidiaries except us.

Master Separation and Distribution Agreement

      The master separation and distribution agreement contains the key provisions related to our separation from E-Z-EM and the distribution of our shares to E-Z-EM's common stockholders. The other agreements referenced in the master separation and distribution agreement govern various ongoing relationships between E-Z-EM and us. These agreements consist of a corporate agreement and a tax allocation and indemnification agreement.

      Under the master separation and distribution agreement, we agreed to indemnify E-Z-EM and its officers, directors, stockholders, employees or other representatives from all losses they suffer arising out of or due to any of the following:

      o our failure to pay, perform or discharge in due course the liabilities, if any, assumed by us in connection with the distribution or our separation from E-Z-EM;

      o our failure to comply with the terms of the master separation and distribution agreement or any of the other agreements we enter into with E-Z-EM in connection with the distribution;

      o any untrue statement of a material fact or material omission contained in the prospectus for our IPO or any similar documents relating to the offering, other than information provided by and related to E-Z-EM, or, in connection with the distribution, if we provide E-Z-EM with such information about our business;

      o any action or inaction by us that causes the distribution by E-Z-EM of our stock to its stockholders to be taxable to E-Z-EM or its stockholders, to the extent E-Z-EM or its stockholders are adversely affected;

      o any out-of-pocket payments by E-Z-EM under its $500,000 self-insurance retention, which are limited to $500,000 per claim, and any increases in E-Z-EM's insurance premiums caused by claims based upon our business;

      o any defense of any claims, investigations or proceedings arising out of or in connection with the funding and other payment obligations of AngioDynamics related to E-Z-EM's benefit plans;

      o any credit support agreement (e.g., guaranties) previously entered into by E-Z-EM for our benefit;

      o any proceedings relating to the operation of our business prior to the date of distribution in which E-Z-EM is a defendant solely because it was our stockholder;

      o any claims arising with respect to one of our pre-distribution employment arrangements;

      o any claims based on our gross negligence or willful misconduct in performing intercompany services; or

      o     any claims based on our manufacturing and production for E-Z-EM.

      These indemnification obligations may be very substantial, particularly for any losses resulting from any action or inaction by us that causes the distribution by E-Z-EM to be taxable to E-Z-EM or its stockholders.

      E-Z-EM has agreed to similar, less expansive indemnification obligations in favor of us and our officers, directors, stockholders, employees or other representatives.

      We and E-Z-EM have agreed generally not to compete with one another for the two years following our IPO. We are also required to provide one another with access to information about ourselves and our respective businesses for legal, accounting, regulatory and other purposes.

      The master separation and distribution agreement also governed the provision by E-Z-EM to us of support services rendered to us prior to December 31, 2004. These services included accounting and finance, legal services, consulting, limited sales and marketing, and other general administrative functions. In fiscal 2005, we paid E-Z-EM a total of $385,000 for these services.

      Under the master separation and distribution agreement, we provide E-Z-EM with manufacturing services consistent with those provided prior to the distribution. On January 1, 2005, the prices E-Z-EM pays increased so as to result in our achieving a gross margin of 50% on each product we manufacture for E-Z-EM. These services will terminate on December 31, 2005, unless terminated sooner by E-Z-EM upon 60 days notice. In fiscal 2005, E-Z-EM paid us $618,000 for these manufacturing services.

      To give effect to the separation of our company from E-Z-EM, E-Z-EM reduced the exercise price of and reduced the number of shares subject to all E-Z-EM stock options, including options held by our officers and directors, outstanding prior to the date that E-Z-EM distributed our shares of common stock to its stockholders. Under the master separation and distribution agreement we granted options to purchase 421,926 shares of our common stock to the E-Z-EM option holders at that time. The number of shares subject to, and exercise prices of, the adjusted E-Z-EM options and the AngioDynamics options were set so that the adjusted E-Z-EM options and the AngioDynamics options had the same ratio of exercise price to market price, and, to the extent possible, the same aggregate difference between the market price and exercise price, or intrinsic value, as did the E-Z-EM options at the time of the distribution.

      We adopted certain option plans intended to substantially "mirror" the provisions of the E-Z-EM option plans under which the outstanding E-Z-EM options were granted. To ensure that each AngioDynamics option was granted without any additional benefit not provided by the underlying outstanding E-Z-EM option, the AngioDynamics options were granted under the terms of the corresponding "mirror" plan. The AngioDynamics options vest and become exercisable in accordance with the terms of the E-Z-EM options to which they relate, and will expire according to different schedules for our officers and directors and other option holders, but none of the options are exercisable beyond the exercise period of the E-Z-EM options to which they relate.

Corporate Agreement

      The corporate agreement contained various provisions relating to E-Z-EM's ownership of our common stock, including approval rights for future issuances of our stock by us, registration rights for the shares held by E-Z-EM, and E-Z-EM's right to privately sell the shares and related matters. Upon completion of the distribution by E-Z-EM on October 30, 2004, our obligations under the corporate agreement were substantially terminated.

Tax Allocation and Indemnification Agreement

Allocation of Taxes

      We also have a tax allocation and indemnification agreement ("tax allocation agreement") with E-Z-EM. The tax allocation agreement governs the respective rights, responsibilities and obligations of E-Z-EM and us with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, non-income taxes and related tax returns.

      In general, under the tax allocation agreement:

      o E-Z-EM is responsible for any U.S. Federal income taxes of the affiliated group of which E-Z-EM is the common parent. However, during the period (or portion of a period) that we are included in the affiliated group beginning after the date of the offering, we are responsible for our share of such income tax liability computed as if we had filed a separate Federal income tax return that included only us for that period (or portion of a period). For any periods beginning after the distribution of E-Z-EM of its shares of our common stock to its stockholders, we will be responsible for our own U.S. Federal income taxes.

      o E-Z-EM is responsible for any U.S. Federal income taxes reportable on a consolidated return that includes E-Z-EM or one of its subsidiaries and us. However, if we are included in such a group for U.S. Federal income tax purposes for periods (or portions thereof) beginning after the date of this offering, we are responsible for our portion of such income tax liability as if we had filed a separate tax return that included only us for that period (or portion of a period).

      o E-Z-EM is responsible for any U.S. Federal income taxes reportable on returns that include only E-Z-EM and its subsidiaries (excluding us), and we are responsible for any state or local income taxes filed on returns that include only us.

      o E-Z-EM and we are each responsible for any non-income taxes attributable to our business for all periods.

      E-Z-EM is primarily responsible for preparing and filing any tax return for the E-Z-EM affiliated group for U.S. Federal income tax purposes. We are responsible for preparing and filing any tax returns that include only us.

      We generally have exclusive authority to control tax contests related to tax returns that include only us and our subsidiaries. E-Z-EM generally has exclusive authority to control tax contests related to any tax returns of the E-Z-EM affiliated group for U.S. Federal income tax purposes and related to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes E-Z-EM or any of its subsidiaries. However, E-Z-EM must consult with us with respect to any tax issue relating to us or any of our subsidiaries.

      The tax allocation agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the tax allocation agreement provides for cooperation and information allocation with respect to taxes.

Preservation of the Tax-free Status of the Distribution

      E-Z-EM has received a private letter ruling from the IRS that the distribution will qualify as a tax-free distribution for which no gain or loss is recognized by E-Z-EM or its stockholders for Federal income tax purposes under Section 355 and related provisions of the Internal Revenue Code. In order to obtain the ruling, we were required to make certain representations regarding our company and our business and E-Z-EM was required to make certain representations regarding it and its business. We have also agreed to certain restrictions that are intended to preserve the tax-free status of the distribution. We may take certain actions otherwise prohibited by these covenants if E-Z-EM seeks and obtains another private letter ruling from the IRS to the effect that such action would not jeopardize the tax-free status of the distribution. These covenants include restrictions on our:

      o issuance, sale or acquisition of our stock or other securities (including securities convertible into our stock but excluding certain compensatory arrangements);

      o     sales of assets outside the ordinary course of business; and

      o entering into any other corporate transaction that, together with the stock that was sold in our initial public offering, and certain other stock transactions, would cause us to undergo a 50% or greater change in our stock ownership.

      We have generally agreed to indemnify E-Z-EM and its affiliates against any and all tax-related liabilities incurred by them relating to the distribution to the extent caused by an acquisition of our stock or assets, or other actions of ours.

Other Related Party Transactions

      William M. Appling, our Vice President, Research has been a partner and executive officer of Protube Extrusion, LLP since 1992. Protube Extrusion produces tubing used in some of our catheters. In fiscal 2005 we purchased $192,000 of products and services from Protube Extrusion. Our board of directors approved these transactions and determined that the terms of the transactions are equivalent to terms that would arise in an arm's length relationship. In September 2004, Mr. Appling resigned as an officer of Protube Extrusion and sold his interest in it.

      For information regarding our consulting agreement with Donald A. Meyer, a former director, and our former consulting agreement with Howard Stern, a director, please see "Compensation of Directors" on page 10 of this proxy statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended May 28, 2005, all of our executive officers, directors and 10% stockholders complied with all Section 16 filing requirements, except as follows:

      (1) William M. Appling, Paul S. Echenberg, Joseph G. Gerardi, Jeffrey Gold, Eamonn P. Hobbs, Brian S. Kunst, Harold C. Mapes, David P. Meyers, Robert M. Rossell, Paul J. Shea, and Howard S. Stern each filed a Form 4 on August 4, 2004 that was required to be filed on or before July 22, 2004, reporting the acquisition of common stock options.

      (2) David P. Meyers filed a Form 4 on November 3, 2004 that was required to be filed on or before October 14, 2004, reporting the sale of stock.

      (3) Paul S. Echenberg filed a Form 4 on November 3, 2004 that was two business days late, reporting the sale of stock.

      (4) Howard S. Stern filed a Form 4 on November 3, 2004 that was required to be filed by October 17, 2004, reporting the sale of stock.

      (5) William M. Appling, Joseph G. Gerardi, Eamonn P. Hobbs, Brian S. Kunst, Harold C. Mapes, Daniel K. Recinella, Robert M. Rossell, and Paul J. Shea each filed a Form 4 on June 14, 2005 that was required to be filed on or before May 13, 2005, reporting the acquisition of restricted common stock units.

                                  ANNUAL REPORT

      All stockholders of record as of the record date, have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 28, 2005.

      Any stockholder of the Company may obtain without charge additional copies of the Company's Annual Report on Form 10-K for the 2005 fiscal year (without exhibits), as filed with the Securities and Exchange Commission, by writing to:

                             Chief Financial Officer
                               AngioDynamics, Inc.
                              603 Queensbury Avenue
                           Queensbury, New York 12804

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

      Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the Company's next annual meeting of stockholders. To be eligible for inclusion in the Company's 2006 proxy statement, your proposal must be received by the Company no later than May 11, 2006, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company's proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

      In addition, the Company's Bylaws contain an advance notice provision with respect to matters to be brought before at an annual meeting of stockholders, including nominations for directors, and not included in the Company's proxy statement. If you would like to nominate a director or bring any other business before the stockholders at the 2006 Annual Meeting, you must comply with the procedures contained in the Bylaws and you must notify the Company in writing and such notice must be delivered to or received by the Secretary no less than 90 days nor more than 120 days prior to the anniversary date (October 11, 2006) of the 2005 annual meeting.

      You may write to the Secretary of the Company at the Company's principal executive office: 603 Queensbury Avenue, Queensbury, New York 12804, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

                                  OTHER MATTERS

      As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                                   APPENDIX A

                               AngioDynamics, Inc.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


I.    PURPOSE

      The function of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of AngioDynamics, Inc. (the "Corporation") is to:

      A. assist the Board in its oversight of (i) the integrity of the Corporation's financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Corporation's compliance with, and process for monitoring compliance with, legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Corporation's internal audit function and its independent auditors, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Corporation's independent auditors;

      B. prepare the report required to be prepared by the Committee under the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement; and

      C. provide an open avenue of communication between the independent auditors and the Board.

II.   COMPOSITION

      A. The Committee shall consist of no fewer than three members of the Board, all of whom shall be appointed by the Board. The members of the Committee shall each have been determined by the Board to be "independent" under the Nasdaq Marketplace Rules (the "Nasdaq Rules") and under the Sarbanes-Oxley Act of 2002 (the "2002 Act").

      B. In selecting the members of the Committee, the Board shall also determine (i) that each member is able to read and understand fundamental financial statements, (ii) that at least one member has "accounting or related financial management expertise," and "accounting or related financial experience," in each case in accordance with the Nasdaq Rules, and (iii) to the extent required by the applicable SEC rules, that at least one member of the Committee is an "audit committee financial expert" as defined by the SEC and is financially sophisticated in accordance with the Nasdaq Rules (or if there is no such member, the reason for not having an audit committee financial expert on the Committee).

      C. Each member of the Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.

      D. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Corporation's annual proxy statement.

III.  MEETINGS

      A. The Committee shall meet at least four (4) times annually and will be available to meet more frequently as circumstances require.

      B. Incidental to any regularly scheduled meetings, the Committee may meet, if it deems it necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

      C. The Committee shall appoint its chairperson, after consultation with the Board.

      D. The Committee may invite such members of management, auditors and other persons to its meetings as it may deem desirable or appropriate. The Committee's chairperson shall report regularly to the Board summarizing the Committee's actions and any significant issues considered by the Committee.

IV.   RESPONSIBILITIES AND DUTIES

      The following are the duties, responsibilities and authority of the
      Committee:

      A. To meet with the Corporation's independent auditors (the "Independent Auditors"), the Corporation's management, and such other personnel as it deems appropriate and discuss such matters as it considers appropriate, including the matters referred to below. The Committee must meet separately with the Independent Auditors and the Corporation's management at least once each fiscal quarter.

      B. To decide whether to appoint, retain or terminate (and recommend to the Corporation's shareholders the selection or ratification of selection of Independent Auditors) the Corporation's Independent Auditors, including having the sole authority to approve all audit engagement fees and terms and to pre-approve all audit and permissible non-audit services and fees to be provided by the Independent Auditors. The Committee shall monitor and evaluate the Independent Auditors' qualifications, performance and independence on an ongoing basis, and shall be directly responsible for overseeing the work of the Independent Auditors (including resolving disagreements between management and the Independent Auditors regarding financial reporting). In conducting such evaluations, the Committee shall:

            1. At least annually, obtain and review a report by the Independent Auditors describing:

                  a. the Independent Auditors' internal quality-control procedures;

                  b. any material issues raised by the most recent internal quality-control review or peer review of the Independent Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, concerning one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

                  c. (to assess the auditors' independence) all relationships between the Independent Auditors and the Corporation (including information the Corporation determines is required to be disclosed in the Corporation's proxy statement as to audit and non-audit services provided to the Corporation and those disclosures required by Independence Standards Board Standard No.1, as it may be modified or supplemented).

            2. Discuss with the Independent Auditors any relationships or services that may affect the objectivity or independence of the Independent Auditors and consider whether the provision of non-audit services is compatible with maintaining the Independent Auditor's independence.

            3. Review and evaluate the qualifications, performance and independence of the primary partners of the Independent Auditors.

            4.    Take into account the opinions of management.

            5. Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

            The Committee shall present its conclusions concerning the Independent Auditors to the Board for its information at least annually.

      C. To obtain from the management and Independent Auditors for any audit a timely report on the Corporation's annual audited financial statements describing all critical accounting policies and practices to be used including alternative treatments of financial information within generally accepted accounting principles discussed with management, the ramifications of such treatments and the treatment recommended by auditors, and to obtain from the Independent Auditors any material written communications between the Independent Auditors and management, such as any "management" letter, response thereto by the Corporation's management or schedule of unadjusted differences.

      D. Prior to their being filed, to discuss with management and the Independent Auditors the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and to discuss with the Corporation's Chief Executive Officer and Chief Financial Officer their certifications to be provided under Sections 302 and 906 of the 2002 Act, including whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Corporation as of and for the periods presented and whether any significant deficiencies exist in the design or operation of internal controls that could adversely affect the Corporation's ability to record, process, summarize and report financial data, assess any material weaknesses that may exist in internal controls, or consider whether any fraud has occurred, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls. The Committee shall discuss, as applicable: (a) major issues encountered and judgments made regarding accounting principles, financial statement presentation and the Corporation's financial statements generally, including any significant changes in the Corporation's selection or application of accounting principles, major issues as to the adequacy of the Corporation's internal controls, any special audit steps adopted in light of material control deficiencies and any other major accounting policy changes; (b) analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, transactions, obligations (including contingent obligations), other relationships of the Corporation with unconsolidated entities or other persons on the financial statements of the Corporation and any unusual methods of acquiring or holding interests in other entities; and (d) the results of the review of the Corporation's quarterly financial statements by the Corporation's Independent Auditors.

      E. To review filings (including interim reports) with the SEC and other published documents containing the Corporation's financial statements and consider whether the information therein is consistent with the information in the financial statements before it is filed with the SEC, Nasdaq or other regulators, exchanges or associations.

      F. To discuss with the Independent Auditors on at least an annual basis, if applicable, the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented, as well as, any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the Independent Auditors' activities or access to requested information, significant changes required in the Independent Auditor's accounting plan, any significant disagreements with management, and any other matters relating to the audit that are to be communicated to the Committee under GAAP. Among the items the Committee will consider discussing with the Independent Auditors are:

            1. any accounting adjustments that were noted or proposed by the Independent Auditors but were "passed" (as immaterial or otherwise);

            2. any communications between the audit team and the Independent Auditor's national office concerning auditing or accounting issues presented by the engagement; and

            3. any "management" or "internal control" letter issued, or proposed to be issued, by the Independent Auditors to the Corporation.

            The discussion shall also include the responsibilities, budget and staffing of the Corporation's internal audit function.

      G. To discuss with management the Corporation's earnings press releases, as well as financial information and any earnings guidance provided to analysts and rating agencies. Discussion of earnings releases, as well as financial information and any earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

      H.    To discuss with management on at least an annual basis:

            1. the Independent Auditors' annual audit scope, risk assessment and plan to ensure completeness of coverage, reduction of redundant efforts, the effective use of internal and external audit resources and the use of independent public accountants other than the appointed Independent Auditors;

            2. the form of Independent Auditors' report on the annual financial statements and matters related to the conduct of the audit under generally accepted auditing standards; and

            3. comments by the Independent Auditors on internal controls and significant findings and recommendations resulting from the audit.

      I.    To discuss with management on at least an annual basis:

            o     the written procedures regarding the internal audit,

            o the adequacy of the Corporation's internal controls, any codes of conduct and any monitoring of the Corporation's compliance therewith;

            o the annual internal audit plan, risk assessment, and significant findings and recommendations and management's responses thereto;

            o     internal audit staffing; and

            o the internal audit function and responsibilities and any scope restrictions encountered during the execution of internal audit responsibilities.

      J. To establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

      K. To establish policies governing the Corporation's hiring of or engaging as a contractor any current or former employee of the Independent Auditors and review and concur with the hiring or engagement of such an individual. These policies shall provide that no former employee of the Independent Auditors who was a member of the Corporation's audit engagement team within one year of the date of the commencement of procedures for a review or audit may undertake a financial reporting oversight role at the Corporation.

      L. To discuss with management on at least an annual basis management's assessment of the Corporation's market, credit, liquidity and other financial and operational risks, and the guidelines, policies and processes for managing such risks.

      M. To discuss with the Corporation's general counsel any significant legal, compliance or regulatory matters that may have a material impact on the Corporation's business, financial statements or compliance policies, including related party transactions and reports or inquiries from governmental or other agencies.

      N. To obtain assurance from the Independent Auditors that the audit of the Corporation's financial statements was conducted in a manner consistent with Section10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

      O. To review and approve all related party transactions (as defined by the applicable Nasdaq Rule).

      P. To conduct or authorize investigations into any matters within the Committee's charter. The Committee is empowered to: (i) retain outside counsel or other advisors to advise or assist the Committee in the conduct of an investigation; (ii) seek any information it requires from external parties or employees, all of whom are directed to cooperate with the Committee's requests; (iii) meet with management, the Independent Auditors or outside counsel, as necessary; (iv) meet with the Corporation's financial advisors; and (v) authorize the payment of any fees in respect of the foregoing.

      Q.    To produce the reports described under "Committee Reports" below.

      R. To discharge any other duties or responsibilities delegated to the Committee by the Board, by the Corporation's bylaws or by law from time to time.

      S. To review the Committee's duties and responsibilities at least annually.

V.    Committee Reports

      The Committee shall produce the following reports and provide them to the
      Board:

      A. Any report or filing, including any recommendation, or other disclosures required to be prepared by the Committee pursuant to the rules of the SEC or any other regulatory authority for inclusion in the Corporation's annual proxy statement, including:

            1. a report for the annual proxy statement as to the Committee's review and discussion of matters with the Corporation's management and the Independent Auditors;

            2. filing a copy of the Committee's charter as an appendix to the annual proxy statement at least once every three (3) years; and

      B. An annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also include a review of the adequacy of this charter and shall recommend to the Board any revisions the Committee deems necessary or desirable, although the Board shall have the sole authority to amend this charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

VI.   Compensation of Committee Members

      No member of the Committee may receive any compensation from the Corporation other than (i) director's fees, which may be received in cash, common stock, equity-based awards or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

VII.  Delegation to Subcommittee

      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the Independent Auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VIII. Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.

IX.   GENERAL

      The Committee may perform any other activities consistent with this Charter, the Corporation's By-laws and applicable law, as the Committee deems necessary or appropriate, or as directed by the Board.

X.    AMENDMENTS:

      This Charter may be amended by the Board.

[X] PLEASE MARK VOTES            REVOCABLE PROXY
    AS IN THIS EXAMPLE         ANGIODYNAMICS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 2005

      This Proxy is solicited on behalf of the Board of Directors of AngioDynamics, Inc. for the 2005 Annual Meeting of Stockholders to be held on October 11, 2005. The 2005 Annual Meeting of Stockholders will be held at the Hilton New York, New York, New York, on Tuesday, October 11, 2005, at 9:00 a.m., local time.

      The undersigned, a holder of common stock of AngioDynamics, Inc., hereby appoints Eamonn P. Hobbs and Joseph G. Gerardi, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

                                                                  With-  For All
                                                            For   hold   Except
1. The election of Class II directors of the company, each  [_]    [_]     [_]
   for a term of three years.

   Gregory D. Casciaro, Howard W. Donnelly
   and Robert E. Flaherty

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

   -------------------------------------------------------------------------

                                                            For  Against Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP  [_]    [_]     [_]
   as the independent registered public accounting firm of AngioDynamics, Inc. for the fiscal year ending June 3, 2006.

3. To transact such other business as properly may come before the meeting.

Check here if you plan to attend the Annual Meeting                        [_]

      This Proxy, when properly signed, will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3.

      NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Stockholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
  ^ Detach above card, sign, date and mail in postage paid envelope provided. ^

                               ANGIODYNAMICS, INC.
--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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